Exhibit 1.1

EXECUTION VERSION

BAXTER INTERNATIONAL INC.

Debt Securities

UNDERWRITING AGREEMENT

May 19, 2017

Baxter International Inc. (the “Company”)

One Baxter Parkway

Deerfield, IL 60015

Attention: James K. Saccaro

Ladies and Gentlemen:

The several Underwriters named in Schedule I hereto offer to purchase for their respective accounts, on and subject to the terms and conditions of, and utilizing terms as defined in, the Underwriting Agreement Standard Provisions (“Debt Securities”) dated as of May 19, 2017 (“Standard Provisions”), which is attached hereto, the following securities (“Designated Securities”) on the following terms:

DEBT SECURITIES

Time of Sale:	3:40 p.m., London Time, May 19, 2017

Indenture:	Indenture, dated as of August 8, 2006, with The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), as supplemented by the Eleventh Supplemental Indenture, to be dated as of May 30, 2017, with The Bank of New York Mellon Trust Company, N.A.

Trustee:	The Bank of New York Mellon Trust Company, N.A.

Title of Designated Securities: 1.300% Senior Notes due 2025

Aggregate Principal Amount: €600,000,000

Initial Public Offering Price: 99.864% of the principal amount, plus interest, if any, from May 30, 2017

Purchase Price by Underwriters: 99.464% or €596,784,000

Ranking: Senior unsecured

Interest Rate: 1.300%

Maturity Date: May 30, 2025

Interest Payment Date: Annually on each May 30th

Regular Record Date: The clearing system business day immediately prior to the relevant interest payment date, in the case of a global note, and, in all other cases, 15 calendar days prior to the relevant interest payment date (whether or not a business day)

Conversion or Exchange Provisions: None

Listing Requirements: The Company intends to apply to list the Designated Securities on the New York Stock Exchange and expects trading of the Designated Securities to begin within 30 days after the date of their issuance

Fixed or Variable Price Offering: Fixed Price Offering

Currency of Denomination: Euros

Currency of Payment: All payments of interest, principal and other amounts, including payments made upon any redemption of the Designated Securities, will be in euro, subject to the limitations described in this paragraph. If, on or after the date hereof, the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Designated Securities will be made in United States Dollars until the euro is again available to the Company or so used.

Additional Amounts: The Company will, subject to certain exceptions and limitations, pay as additional interest on the Designated Securities such additional amounts as are necessary in order that the net payment by the Company of the principal of and interest on the Designated Securities to a holder who is not a United States person, after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States and as required by law, will not be less than the amount provided in the Designated Securities to be then due and payable.

Form and Denomination: One or more global notes in registered form will be issued in the Classic Safekeeping Structure (CSS) registered in the name of a nominee of, and deposited with, a common depositary located outside the United States for Clearstream Banking S.A. and Euroclear Bank SA/NV; denominations of €100,000 and integral multiples of € 1,000 in excess thereof

Paying Agent (the “Paying Agent”): The Bank of New York Mellon, London Branch

Paying Agency Agreement: In connection with the issuance of the Designated Securities, the Company will enter into a Paying Agency Agreement, to be dated May 30, 2017, among the Trustee and Registrar, the Paying Agent and the Company

Optional Redemption Provisions: Make whole + 20 bps (before three months prior to the maturity date); par call within three months of the maturity date

Change of Control Put: 101%

Sinking Fund: None

Method of Payment: Wire transfer of same day funds

Settlement Date: May 30, 2017

Other Terms: Not applicable

The Underwriters agree to abide by the following offering restrictions:

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of the Designated Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom.

European Economic Area

The Prospectus is not a prospectus for the purposes of the Prospectus Directive (as defined below).

The Prospectus has been prepared on the basis that any offer of Designated Securities in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Designated Securities. Accordingly, any person making or intending to make an offer in a Relevant Member State of Designated Securities which are the subject of the offering contemplated in the Prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor any of the underwriters have authorized, nor do we or they authorize, the making of any offer of Designated Securities in circumstances in which an obligation arises for us or any of the underwriters to publish a prospectus for such offer. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Canada

The Designated Securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Designated Securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the Prospectus Supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

The Designated Securities may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither the Prospectus nor any other offering or marketing material relating to the Designated Securities constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither the Prospectus nor any other offering or marketing material relating to the Designated Securities may be publicly distributed or otherwise made publicly available in Switzerland.

Hong Kong

Each Underwriter has represented and agreed that (1) it has not offered or sold and will not offer or sell the Designated Securities in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance; and (2) it has not issued or had in its possession for the purposes of issue and will not issue or have in its possession for the purposes of issue any advertisement, invitation or document relating to the Designated Securities, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Designated Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder.

Japan

The Designated Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Law”) and each Underwriter has agreed that it will not offer or sell any Designated Securities, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

The Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Designated Securities may not be circulated or distributed, nor may the Designated Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (“SFA”) (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”), or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the Designated Securities are subscribed for or acquired pursuant to an offer made in reliance on Section 275 by a Relevant Person which is:

(a) a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor.

The shares, debentures and units of shares and debentures of that corporation, and the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the Designated Securities except:

(1) to an Institutional Investor, or an Accredited Investor or other Relevant Person, or any person pursuant to an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2) where no consideration is or will be given for the transfer; or

(3) where the transfer is by operation of law.

The Underwriters agree that the following information was furnished by the Underwriters to the Company for use in the Preliminary Prospectus and the Prospectus Supplement:

(a)	The fifth sentence of the fifth paragraph of text under the caption “Underwriting” in the Preliminary Prospectus concerning market making by the Underwriters;

(b)	The sixth paragraph of text under the caption “Underwriting” in the Preliminary Prospectus concerning the terms of the offering by the Underwriters;

(c)	The seventh paragraph of text under the caption “Underwriting” in the Preliminary Prospectus concerning stabilizing transactions by the “stabilization manager”; and

(e)	The tenth paragraph of text under the caption “Underwriting” in the Preliminary Prospectus concerning investment and securities activities performed by the Underwriters and their respective affiliates.

Name and Address of Representatives (the “Representatives”):

Deutsche Bank AG, London Branch

Winchester House, 1 Great Winchester Street

London EC2N 2DB

United Kingdom

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

United States of America

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Facsimile: +44 20 3493 0682

Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group

The respective principal amounts of the Designated Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule I hereto.

The provisions of the Standard Provisions are incorporated herein by reference.

The Closing will take place at 10:00 a.m., London Time, on May 30, 2017, the sixth business day in London after the date hereof, on a “delivery against payment” basis through Euroclear Bank NA/SV and Clearstream Banking S.A.

* * * * *

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

DEUTSCHE BANK AG, LONDON BRANCH

/s/ Mary Hardgrove

Name:	Mary Hardgrove
Title:	Managing Director

/s/ Anguel Zaprianov
Name:	Anguel Zaprianov
Title:	Managing Director

GOLDMAN SACHS & CO. LLC

/s/ Adam Greene

Name:	Adam Greene
Title:	Vice President

J.P. MORGAN SECURITIES PLC

/s/ Nick Darrant

Name:	Nick Darrant
Title:	Exec Director

ACADEMY SECURITIES, INC.

/s/ Anthony Graham
Name:	Anthony Graham
Title:	CFO

BARCLAYS BANK PLC

/s/ Sean White
Name:	Sean White
Title:	Authorised Signatory

BNY MELLON CAPITAL MARKETS, LLC

/s/ Phil Benedict
Name:	Phil Benedict
Title:	MD

CITIGROUP GLOBAL MARKETS LIMITED

/s/ Rachel Holdstock
Name:	Rachel Holdstock
Title:	Delegated Signatory

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

/s/ Richard Johnson
Name:	Richard Johnson
Title:	Director

/s/ Dhiren Shah
Name:	Dhiren Shah
Title:	Director

DANSKE BANK A/S

/s/ Jens Frederik Nielsen
Name:	Jens Frederik Nielsen
Title:	Senior Vice President

/s/ Kasper Resen Steenstrup
Name:	Kasper Resen Steenstrup
Title:	Senior Chief Legal Adviser

HSBC SECURITIES (USA) INC.

/s/ Luiz Lanfredi
Name:	Luiz Lanfredi
Title:	Vice President

LOOP CAPITAL MARKETS LLC

/s/ Tasha Henderson
Name:	Tasha Henderson
Title:	Chief Financial Officer

MERRILL LYNCH INTERNATIONAL

/s/ Mark Kitchen
Name:	Mark Kitchen
Title:	MD

MIZUHO INTERNATIONAL PLC

/s/ Guy Reid
Name:	Guy Reid
Title:	Managing Director

MUFG SECURITIES EMEA PLC

/s/ Trevor Kemp
Name:	Trevor Kemp
Title:	Authorised Signatory

TD SECURITIES (USA) LLC

/s/ Damian Engen
Name:	Damian Engen
Title:	Managing Director & Head of US Investment Grade DCM

UBS LIMITED

/s/ Edward Mulderrig
Name:	Edward Mulderrig
Title:	Executive Director

/s/ Liam Ayre
Name:	Liam Ayre
Title:	Director

Accepted:

BAXTER INTERNATIONAL INC.

By	/s/ James K. Saccaro
Name:	James K. Saccaro
Title:	Executive Vice President and
Chief Financial Officer

SCHEDULE I

Underwriter	Principal Amount of the Notes to be Purchased
Deutsche Bank AG, London Branch	€150,002,000
Goldman Sachs & Co. LLC	150,002,000
J.P. Morgan Securities plc	150,002,000
Academy Securities, Inc.	11,538,000
BNY Mellon Capital Markets, LLC	11,538,000
Barclays Bank PLC	11,538,000
Citigroup Global Markets Limited	11,538,000
Credit Suisse Securities (Europe) Limited	11,538,000
Danske Bank A/S	11,538,000
HSBC Securities (USA) Inc.	11,538,000
Loop Capital Markets LLC	11,538,000
Merrill Lynch International	11,538,000
Mizuho International plc	11,538,000
MUFG Securities EMEA plc	11,538,000
TD Securities (USA) LLC	11,538,000
UBS Limited	11,538,000

Total	€600,000,000

SCHEDULE II

Attached Permitted Free Writing Prospectus dated May 19, 2017

Filed Pursuant to Rule 433

Registration No. 333-207810

Dated May 19, 2017

FINAL TERM SHEET

Issuer:	Baxter International Inc.

Security:	1.300% Senior Notes due 2025 (the “Notes”)

Ratings (Moody’s / S&P / Fitch)*:	[omitted]

Format:	SEC Registered

Ranking:	Senior Notes

Offering Size:	€600,000,000

Trade Date:	May 19, 2017

Settlement Date:	May 30, 2017 (T+6)

Maturity Date:	May 30, 2025

Interest Payment Dates:	Annually on each May 30th

First Interest Payment Date:	May 30, 2018

Benchmark Security:	DBR 0.500% due February 15, 2025

Benchmark Security Price / Yield:	103.410 / 0.058%

Spread to Benchmark Security:	+126.0 bps

Mid-swap Yield:	0.568%

Spread to Mid-swap:	+75 bps

Yield to Maturity:	1.318%

Coupon:	1.300%

Issue Price:	99.864%

Day Count Basis:	ACTUAL / ACTUAL (ICMA)

Use of Proceeds:	General corporate purposes.

Optional Redemption:

The Notes will be redeemable, at the Company’s option, at any time, in whole or in part.

If the Notes are redeemed before the date that is three months prior to their maturity date (the “Par Call Date”), the Notes may be redeemed at a redemption price equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest (including any additional amounts) if any, to, but excluding, the date of redemption; and

(ii) the sum of the present values of the principal amount of the Notes to be redeemed and the scheduled payments of interest thereon (exclusive of interest accrued to the date of redemption) from the redemption date to the Par Call Date, discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined in the preliminary prospectus supplement) plus 20 basis points, plus accrued and unpaid interest (including any additional amounts), if any, to, but excluding, the date of redemption.

If the Notes are redeemed on or after the date that is three months prior to their maturity date, the Notes will be redeemable in whole at any time or in part, from time to time, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest (including any additional amounts), if any, to, but excluding, the date of redemption.

Redemption for Tax Reasons:	If, as a result of any change in, or amendment to, the tax laws of the United States or the official application or interpretation thereof, the Company becomes or, based upon a written opinion of independent tax counsel of recognized standing selected by the Company, will become obligated to pay additional amounts with respect to the Notes, then the Company may at any time at its option redeem, in whole, but not in part, the Notes at 100% of the principal amount, plus accrued and unpaid interest (including any additional amounts), if any, to, but excluding, the date of redemption.

Minimum Denomination:	€100,000 x €1,000

CUSIP / ISIN / Common Code:	071813BS7 / XS1577962084 / 157796208

Settlement and Trading:	Through the facilities of Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking S.A.

Governing Law:	New York law

Listing:	New York Stock Exchange

Joint Book-Running Managers:	Deutsche Bank AG, London Branch Goldman Sachs & Co. LLC J.P. Morgan Securities plc

Co-Managers:

Academy Securities, Inc.

BNY Mellon Capital Markets, LLC

Barclays Bank PLC

Citigroup Global Markets Limited

Credit Suisse Securities (Europe) Limited

Danske Bank A/S

HSBC Securities (USA) Inc.

Loop Capital Markets LLC

Merrill Lynch International

Mizuho International plc

MUFG Securities EMEA plc

TD Securities (USA) LLC

UBS Limited

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it. In the case of Deutsche Bank AG, London Branch, you may request the prospectus by contacting Deutsche Bank AG, London Branch toll-free at +1-800-503-4611; in the case of Goldman Sachs & Co. LLC, you may request the prospectus by contacting Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY, 10282, telephone: 1-866-471-2526, or facsimile 1-212-902-9316, or email: prospectus-ny@ny.email.gs.com; in the case of J.P. Morgan Securities plc, you may request the prospectus by contacting J.P. Morgan Securities plc, telephone (collect): +44-207-134-2468.

SCHEDULE III

Baxter International Inc.

Issuer:	Baxter International Inc.
Description / Security Type:	[ ]
Offering Size:	€
Maturity Date:	, 20
[Coupon:	%]
Price:	% of face amount
Yield to Maturity:	%
[Spread:	[ ]]
[Spread to Benchmark Security:	%]
[Benchmark Security [Price] and Yield:	%]
[Treasury Spot:	[ ]]
[Reoffer Yield:	[ ]]
[Spread to LIBOR:	]
[Designated LIBOR Page:	]
[Index Maturity:	]
[Interest Reset Dates:	]
[Interest Determination Date:	]
Interest Payment Dates:	[ , ,] commencing , 20
Redemption Provisions: [Make-whole call	[ ] [At any time][Before the first call date] at a discount rate of Treasury plus basis points]
[Redemption for tax reasons:]
Settlement:	T+ ; , 20
Denominations:	[ ]
[CUSIP/ ISIN/ Common Code:	[ ]]
[[Expected] Ratings:	[ ]]
[Bookrunners:	[ ]]
[Co-managers:	[ ]]

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it. In the case of Deutsche Bank AG, London Branch, you may request the prospectus by contacting Deutsche Bank AG, London Branch toll-free at +1-800-503-4611; in the case of Goldman Sachs & Co. LLC, you may request the prospectus by contacting Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY, 10282, telephone: 1-866-471-2526, or facsimile 1-212-902-9316, or email: prospectus-ny@ny.email.gs.com; in the case of J.P. Morgan Securities plc, you may request the prospectus by contacting J.P. Morgan Securities plc, telephone (collect): +44-207-134-2468.

SCHEDULE IV

Net Roadshow dated May 19, 2017

BAXTER INTERNATIONAL INC.

Debt Securities

Underwriting Agreement

Standard Provisions

May 19, 2017

Ladies and Gentlemen:

From time to time Baxter International Inc., a Delaware corporation (the “Company”), may enter into one or more underwriting agreements (each an “Underwriting Agreement”) that provide for the sale of certain of its debt securities (the “Debt Securities”) specified in the particular Underwriting Agreement (the “Designated Securities”). The basic provisions set forth herein (the “Standard Provisions”) to the extent applicable to securities of the type represented by the Designated Securities will be incorporated by reference in any such Underwriting Agreement relating to a particular issue of Designated Securities. Each Underwriting Agreement will be entered into, with such additions and deletions to the Standard Provisions as the parties thereto may determine and shall be specified in such Underwriting Agreement. The Underwriting Agreement may appoint a lead underwriter or underwriters (collectively, the “Representative”) for the particular issue of Designated Securities and will specify the underwriters participating in such offering (such underwriters together with the Representative, the “Underwriters”, which term shall include any Underwriter substituted pursuant to Section 10 hereof). An Underwriting Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of communications or any other rapid transmission device designed to produce a written record of communications transmitted. The Underwriting Agreement, including the provisions of the Standard Provisions incorporated therein by reference, is herein referenced as to “this Agreement.”

The terms and rights of any particular issue of Designated Securities shall be as specified in the Underwriting Agreement related thereto and in or pursuant to the indenture, dated as of August 8, 2006, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association) (the “Base Indenture”), the supplemental indenture identified in the Underwriting Agreement (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”) and the paying agency agreement (the “Paying Agency Agreement”) identified in the Underwriting Agreement. The obligation of the Company to issue and sell any of the Designated Securities and the obligation of the Underwriters to purchase any of the Designated Securities shall be evidenced by the Underwriting Agreement with respect to the Designated Securities specified therein.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 as defined in Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Securities Act”) in respect of the Designated Securities; such registration statement has become effective pursuant to the Securities Act and the Indenture filed as an exhibit to such registration statement has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Company has filed, or shall file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Designated Securities and reflecting the terms of the Designated Securities and plan of distribution arising from the Underwriting Agreement (the “Prospectus Supplement”). The term “Registration Statement” as used with respect to a particular issue of Designated Securities, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act as such section applies to the Company and the Underwriters for the Designated Securities pursuant to Rule 430B(f)(2) under the Securities Act (the “Effective Time”), including (i) all documents then filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B(f)(1) under the Securities Act, to be part of the Registration Statement at the Effective Time.

As used herein, the following terms shall have the following meanings:

“Base Prospectus” means the prospectus included in the Registration Statement exclusive of any prospectus supplement relating to the Designated Securities.

“Permitted Free Writing Prospectus” means any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Designated Securities (i) attached as Schedule II to the Underwriting Agreement for the Designated Securities and (ii) any electronic road show identified on Schedule IV to the Underwriting Agreement for the Designated Securities.

“Preliminary Prospectus” means a preliminary prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act specifically relating to a particular issue of Designated Securities together with the Base Prospectus.

“Prospectus” means the Base Prospectus together with the Prospectus Supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in the offering of the Designated Securities.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “set forth” or “stated” (or other references of like import) in the Registration Statement, Prospectus or Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or Preliminary Prospectus, as the case may be, as of the Effective Time of the Registration Statement or the date of such Prospectus or Preliminary Prospectus; and all references in this Agreement to the Registration Statement, Prospectus or Preliminary Prospectus shall be deemed to include any documents filed under the Securities Exchange Act of 1934, as amended, including the rules and regulations of the Commission promulgated thereunder (collectively, the “Exchange Act”), that are deemed to be incorporated by reference therein.

SECTION 1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to each Underwriter named in the applicable Underwriting Agreement as follows:

(a)    The Company was a “well known seasoned issuer” as defined in Rule 405 of the Securities Act (i) at the time of the filing of the Registration Statement, (ii) at the time of filing the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Designated Securities in reliance on the exemption of Rule 163 and (iv) at the Effective Time; and at the earliest time after the initial filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Designated Securities and at the Effective Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(b)    The Registration Statement is an “automatic effective registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to the Company’s knowledge, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of Designated Securities has been initiated or threatened by the Commission.

(c)     (i) Each document filed by the Company pursuant to the Exchange Act that is incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information (as defined below) complied when so filed in all material respects with the Exchange Act, and each document, if any, hereafter filed by the Company and so incorporated by reference in the Prospectus will comply when so filed in all material respects with the Exchange Act; (ii) the Registration Statement, at the Effective Time and at the Time of Sale (as defined below), and the Prospectus and any Permitted Free Writing Prospectuses, as of their respective dates, comply and, as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act; and (iii) (A) at the Effective Time, the Registration Statement did not and, as amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) at the Time of Sale, the Time of Sale Information (as defined below) did not and, at the Closing Time (as defined below), the Time of Sale Information will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (C) the Prospectus as of the date of the Prospectus Supplement will not, and the Prospectus (as amended or supplemented, other than as to supplements relating only to securities other than the Designated Securities) as of the Closing Time will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that these representations and warranties do not apply to (a) statements or omissions in the Registration Statement, any Preliminary Prospectus, the Prospectus, any amendments or supplements to the foregoing, or in the Time of Sale Information, made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representative expressly for use therein and (b) the Statement of Eligibility and Qualification (the “Form T-1”), included as an exhibit to the Registration Statement.

(d)    The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not used, authorized, approved or referred to and will not use, authorize, approve or refer to any free writing prospectus as defined in Rule 405, other than a Permitted Free Writing Prospectus or any free writing prospectus as defined in Rule 405 that would not be required to be filed with the Commission that is substantially in the form of Schedule III to the Underwriting Agreement. The Company has not used and will not use a Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Securities Act and otherwise in compliance with the Securities Act.

(e)    This Agreement has been duly authorized, executed and delivered by the Company.

(f)    Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and Prospectus, except as otherwise stated therein or contemplated thereby, (i) there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings or the ability to continue to conduct business in the usual and ordinary course of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”) and (ii) there has been no material transaction entered into by the Company or any of its subsidiaries other than transactions in the ordinary course of business or transactions which are not material in relation to the Company and its subsidiaries considered as one enterprise.

(g)    PricewaterhouseCoopers LLP, the accountants who certified the financial statements and schedules filed with the Commission as a part of the Registration Statement and included in the Time of Sale Information and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(h)    The consolidated financial statements (including the related notes thereto) included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis during the periods involved, except as may be indicated therein.

(i)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not reasonably be expected to result in a Material Adverse Effect.

(j)    Each “significant subsidiary” of the Company, as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act (each, a “Significant Subsidiary” and, together, the “Significant Subsidiaries”), is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, with corporate or limited liability company power and authority to own, lease and operate its properties and conduct its business as now being conducted; each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not reasonably be expected to result in a Material Adverse Effect.

(k)    Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any Significant Subsidiary, which would reasonably be expected to result in a Material Adverse Effect or would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by the Underwriting Agreement.

(l)    The Designated Securities have been duly authorized, and, when Designated Securities are issued and delivered pursuant to this Agreement with respect to such Designated Securities, such Designated Securities will have been duly executed, authenticated, issued and delivered, will be entitled to the benefits provided by the Indenture and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Designated Securities will conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus.

(m)     The Indenture has been duly qualified under the Trust Indenture Act and (assuming the execution and delivery of the Supplemental Indenture at the Closing Time) has been duly authorized, executed, and delivered by the Company and (assuming due authorization, valid execution, and delivery thereof by the Trustee) is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Indenture conforms in all material respects to the description thereof contained in the Registration Statement, Time of Sale Information and the Prospectus.

(n)    The Paying Agency Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(o)    Neither the Company nor any of the Significant Subsidiaries is (A) in violation of its respective certificate of incorporation or bylaws or other similar organizational documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement or lease to which it is a party or by which it or its properties is bound, except, with respect to clause (B) above, for such defaults that would not reasonably be expected to result in a Material Adverse Effect.

(p)    The execution and delivery of this Agreement, the Supplemental Indenture and the Paying Agency Agreement, and the incurrence of the obligations set forth herein and therein and the consummation of the transactions contemplated herein and therein (and in the Indenture) will not conflict with or constitute a breach of, or default under (i) the respective certificate of incorporation or bylaws or other similar organizational documents of the Company or any Significant Subsidiary, (ii) any bond, debenture, note or other evidence of indebtedness or any contract, indenture, mortgage, loan agreement or lease to which the Company or any Significant Subsidiary is a party or by which it is bound, or (iii) any statute, law, administrative regulation or administrative or court decree, except, with respect to clauses (ii) and (iii) above, for such conflicts, breaches or defaults that would not reasonably be expected to result in a Material Adverse Effect.

(q)    No consent, approval, authorization, order, decree, registration or qualification of or with any court or governmental agency or body is required for the execution and delivery of this Agreement, the Supplemental Indenture or the Paying Agency Agreement by the Company or the consummation by the Company of the transactions contemplated herein and therein (and in the Indenture), except (i) such as have been obtained or rendered, as the case may be, (ii) such as may be required under state securities laws in connection with the purchase and distribution of the Designated Securities by the Underwriters, (iii) such as may be required in connection with the listing of the Designated Securities on the New York Stock Exchange (the “NYSE”) and (iv) such registrations as may be required by or with the Commission.

(r)    The Company is not required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(s)    The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(t)    Moody’s Investors Service, Inc., S&P Global Ratings, a division of S&P Global, Inc., and Fitch Ratings, Inc. are the only “nationally recognized statistical rating organizations” within the meaning of Section 3(a)(62) of the Exchange Act that the Company has requested to provide a rating of the Company’s outstanding debt securities or the Designated Securities.

SECTION 2. TIME OF SALE; SALE AND DELIVERY; CLOSING.

(A) TIME OF SALE. The “Time of Sale” shall occur and be confirmed by specification in the Underwriting Agreement. The Preliminary Prospectus and the Permitted Free Writing Prospectuses, if any (other than any electronic road show identified in Schedule IV to the Underwriting Agreement for the Designated Securities), together with the Base Prospectus, in the aggregate, are hereinafter referred to as the “Time of Sale Information”.

(B) PUBLIC OFFERING. The Company understands that the Underwriters intend to make a public offering of the Designated Securities as soon after the effectiveness of the Underwriting Agreement as in the judgment of the Representative is advisable, and initially to offer the Designated Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Designated Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(C) SALES TO UNDERWRITERS. Pursuant to the applicable Underwriting Agreement, the Company will agree to sell to the several Underwriters named in Schedule I thereto and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, will agree to purchase from the Company severally and not jointly the principal amounts of Debt Securities set forth opposite their names in Schedule I thereto, at the respective purchase prices set forth in such Underwriting Agreement, plus accrued interest, if any, from the date set forth therein to the date of payment and delivery.

(D) PAYMENT. Designated Securities to be purchased by each Underwriter hereunder will be represented by one or more global notes in book-entry form which will be registered in the name of a nominee of Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”). Payment of the purchase price shall be made by the Underwriters in same day funds in euros by wire transfer through a common depositary for Clearstream and Euroclear to the account specified by the Company against delivery of the Designated Securities. The Company will cause the global notes representing the Designated Securities to be made available to the Representative for review at least twenty-four hours prior to the Closing Time. The time and date of such delivery and payment shall be 5:00 a.m. New York City Time (10:00 a.m. London Time) on May 30, 2017 or such other time and date as the Representative and the Company may agree upon in writing, such time and date being herein called the “Closing Time” for such Designated Securities.

SECTION 3. COVENANTS. Covenants of the Company. The Company covenants with each Underwriter of the Designated Securities as follows:

(A) COMPLIANCE WITH SECURITIES LAWS. To prepare the Prospectus Supplement in relation to the applicable Designated Securities in a form approved by the Underwriters and to file such Prospectus Supplement with the Commission within the time periods specified by Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Underwriting Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b); and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act. As used herein, “business day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or the City of London are generally authorized or obligated by law or executive order to close.

(B) DELIVERY OF REGISTRATION STATEMENTS AND PROSPECTUSES. The Company will furnish to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Time and, so long as the delivery of a prospectus by any Underwriter or dealer is required under the Securities Act (or required to be delivered but for Rule 172) in connection with the sales of the Designated Securities (the “Prospectus Delivery Period”), as many copies of the Prospectus and any amendments thereof and supplements thereto as well as each Permitted Free Writing Prospectus (if applicable) as the Representative may reasonably request; provided, that the Company shall not be required to furnish copies of the Prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by the Company.

(C) CONTINUED COMPLIANCE WITH SECURITIES LAWS. (A) If at any time during the Prospectus Delivery Period, (i) any event shall occur or condition shall exist as a result of which the Registration Statement, Time of Sale Information or Prospectus would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Registration Statement, Time of Sale Information or Prospectus is delivered to a purchaser or (ii) it shall be necessary at any such time to amend or supplement the Registration Statement or Prospectus in order to comply with the requirements of the Securities Act, the Exchange Act or the Trust Indenture Act, and (B) if at any time prior to the Closing Time (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it shall be necessary to amend or supplement the Time of Sale Information to comply with the requirements of the Securities Act, the Exchange Act or the Trust Indenture Act, the Company will promptly notify the Underwriters thereof, and will promptly prepare and file with the Commission, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, Prospectus or the Time of Sale Information, as the case may be, comply with such requirements, and the Company will furnish to the Underwriters and to such dealers as the Representative may designate, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request. Before filing any amendment or supplement to the Registration Statement, the Prospectus or the Time of Sale Information, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed amendment or supplement for review.

(D) COMPLIANCE WITH THE EXCHANGE ACT. During the Prospectus Delivery Period, the Company will comply, in a timely manner, with all applicable requirements under the Exchange Act relating to the filing with the Commission of the Company’s reports pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act and, if then applicable, the Company’s proxy statement pursuant to Section 14(a) of the Exchange Act.

(E) NOTICE TO THE REPRESENTATIVE. During the Prospectus Delivery Period, the Company will advise the Representative (i) of the time when any amendment to the Registration Statement has been filed or becomes effective, (ii) of the time when any supplement to the Prospectus or any amendment to the Prospectus or any Permitted Free Writing Prospectus has been filed, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any other request by the Commission for any additional information, (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any prospectus relating to the Designated Securities; or (v) of the suspension of the qualification of such Designated Securities for offer or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; and the Company will use reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any prospectus or suspending any such qualification of the Designated Securities; and if any such order is issued or the Company receives notice suspending the Registration Statement, preventing or suspending the use of any prospectus relating to the Designated Securities or suspending any such qualification of the Designated Securities and, if any such order is issued, will use reasonable best efforts to obtain as promptly as possible the withdrawal thereof.

(F) FILING FEES. The Company agrees to pay the required Commission filing fees relating to the Designated Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and
457(r).

(G) BLUE SKY QUALIFICATIONS. The Company will use its reasonable efforts, in cooperation with the Underwriters, to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably request and will continue such qualification in effect so long as required for distribution of the Designated Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction.

(H) EARNINGS STATEMENT. The Company will make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the date of each Underwriting Agreement, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act; provided, however, that such requirements shall be deemed to be met by the Company’s compliance with its timely reporting requirements pursuant to the Exchange Act.

(I) CLEARANCE AND SETTLEMENT. The Company will cooperate with the Representative and use its reasonable best efforts in arranging for the Designated Securities to be eligible for clearance and settlement through the facilities of Clearstream and Euroclear and to maintain such eligibility for so long as the Designated Securities remain outstanding.

(J) EXCHANGE LISTING. The Company will use its reasonable best efforts to list, subject to the notice of issuance if applicable, the Designated Securities on the NYSE as promptly as practicable after the date of issuance of the Designated Securities.

SECTION 4. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under the Underwriting Agreement, including (i) the preparation, printing and filing of the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus, the Time of Sale of Information and the Prospectus (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the Designated Securities to the Underwriters, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustee and the Paying Agent and their respective counsel, (iv) the qualification of the Designated Securities under state securities laws in accordance with the provisions of Section 3(G) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky survey, and any amendment thereto, (v) the delivery to the Underwriters of copies of each Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (vi) the fees charged by nationally recognized statistical rating organizations for the rating of the Designated Securities, (vii) all expenses and application fees in connection with the approval of the Designated Securities for eligibility for clearance and settlement through Clearstream and Euroclear, (viii) the fees and expenses incurred with respect to the listing, if any, of Designated Securities on any securities exchange, (ix) any transfer taxes payable in connection with the initial sale of the Designated Securities and (x) the costs and expenses of the Company relating to investor presentations on any road show prior to the launch of the offering in anticipation of the offering or in connection with the marketing of the Designated Securities, including without limitation, expenses associated with the production of any road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show.

SECTION 5. CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Designated Securities pursuant to the applicable Underwriting Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(A) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(B) Subsequent to the execution and delivery of the Underwriting Agreement, (i) no downgrading shall have occurred in the rating accorded the Company’s outstanding debt securities or the Designated Securities by Moody’s Investors Service, Inc., S&P Global Ratings, a division of S&P Global, Inc., or Fitch Ratings, Inc., respectively and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, or changed its outlook, with possible negative implications, with respect to its rating of any of the Company’s debt securities or the Designated Securities.

(C) The Prospectus and any Permitted Free Writing Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Securities Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act).

(D) At the Closing Time, the Representative shall have received the opinion, relating to the Designated Securities and substantially to the effect set forth in Exhibit A hereto, dated such date, of the General Counsel or an Associate General Counsel of the Company, or such other person named in the Underwriting Agreement.

(E) At the Closing Time, the Representative shall have received the tax opinion, substantially to the effect set forth in Exhibit B hereto, dated such date, of Mayer Brown LLP.

(F) At the Closing Time, the Representative shall have received the opinion, dated such date, of counsel for the Underwriters, relating to the Designated Securities and such other matters as the Representative may reasonably request.

(G) On the date of the Underwriting Agreement and at the Closing Time, the Representative shall have received from PricewaterhouseCoopers LLP, or such other firm as may be selected by the Company as the Company’s independent registered public accounting firm from time to time, a letter dated as of such date, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and Prospectus.

(H) At the Closing Time, there has been no Material Adverse Effect since the date of the Underwriting Agreement or since the respective dates as of which information is given in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to proceed with completion of the offering or the sale of and payment for the Designated Securities; and the Representative shall have received a certificate of the Company, dated the date of the Closing Time and signed by an authorized officer of the Company, to the foregoing effect.

(I) At the Closing Time, the Representative shall have received a certificate of the Company, dated the date of the Closing Time and signed by an authorized officer of the Company, to the effect that the representations and warranties of the Company contained in Section 1 are true and correct (or, with respect to the representations and warranties contained in Section 1 that are not qualified as to materiality, true and correct in all material respects) with the same force and effect as though expressly made at the Closing Time. The officer making such certificate may rely upon the best of his or her knowledge as to proceedings pending or threatened.

(J) At the Closing Time, the Designated Securities shall be eligible for clearance and settlement through the facilities of Clearstream and Euroclear.

(K) At the Closing Time, the Company shall have applied to list the Designated Securities on the NYSE.

SECTION 6. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus or the Prospectus as amended or supplemented, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representative expressly for the use therein; provided, however, that the foregoing indemnity with respect to the Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Designated Securities, where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (i) prior to the Time of Sale the Company shall have notified such Underwriter in writing that the Preliminary Prospectus contains an untrue statement or alleged untrue statement of material fact or omits or is alleged to omit to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (ii) such untrue statement or omission or alleged untrue statement or omission of a material fact was corrected in an amended or supplemented Preliminary Prospectus or, where permitted by law, an issuer free writing prospectus (as defined in Rule 433 under the Securities Act), (iii) the Company shall have filed such amended or supplemented Preliminary Prospectus or issuer free writing prospectus with the Commission on Form 8-K prior to the Time of Sale correcting such untrue statement or omission of a material fact prior to the Time of Sale, (iv) the Company provided such corrected Preliminary Prospectus or issuer free writing prospectus to such Underwriter sufficiently far enough in advance of the Time of Sale so that such corrected Preliminary Prospectus or issuer free writing prospectus could have been provided to such person prior to the Time of Sale, and the Company requested in writing that the Underwriters deliver such amended Preliminary Prospectus or issuer free writing prospectus to the persons to whom the Underwriters are selling the Designated Securities, (v) the Underwriter did not send or give such corrected Preliminary Prospectus or issuer free writing prospectus to such person at or prior to the Time of Sale of the Designated Securities to such person, and (vi) such loss, claim, damage or liability would not have occurred had the Underwriter delivered the corrected Preliminary Prospectus or issuer free writing prospectus to such person as provided for in clause (v) above.

Each Underwriter agrees, severally and not jointly to indemnify and hold harmless the Company, its directors, its officers and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, with respect to any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus, the Time of Sale Information or the Prospectus or any amendment or supplement thereto.

Promptly after receipt by any person of notice of any claim or the institution of any proceeding (including any governmental investigation) in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under such preceding paragraphs except to the extent that it has been materially prejudiced through the forfeiture of substantive rights or defenses by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under such preceding paragraphs. The indemnifying party shall be entitled to participate therein, and, to the extent that it elects (upon notice to the indemnified party), jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party). If the indemnifying party shall not have so elected to assume such defense, then, upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. If the indemnifying party shall so elect to assume such defense, the indemnifying party shall not be liable to the indemnified party pursuant to this Section 6 of any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. Anything hereinabove to the contrary notwithstanding, any reference in this Section 6 to counsel reasonably satisfactory to, or designated by, the indemnified party shall mean (i) in the case of parties indemnified pursuant to the second preceding paragraph, counsel reasonably satisfactory to, or designated by, the Representative on behalf of all parties so indemnified pursuant to such paragraph and (ii) in the case of parties indemnified pursuant to the first preceding paragraph, counsel reasonably satisfactory to, or designated by, the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to, or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(b) CONTRIBUTION. If the indemnification provided for in paragraph (a) of Section 6 is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Designated Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefit received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus. The relative fault of the Company, on the one hand, and of the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omissions.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations provided for, in the respective cases, in clauses (i) and (ii) of the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provision of this paragraph (b) concerning contribution, no indemnifying party shall be required to make contribution in any circumstances in which such party would not have been required to provide indemnification by the terms of paragraph (a). Nothing herein contained shall be deemed to constitute a waiver by an indemnified party of such party’s rights, if any, to receive contribution pursuant to Section 11(f) of the Securities Act or other applicable law. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this section are several, in proportion to the respective amounts of Designated Securities underwritten by each of such Underwriters, and not joint.

In the event that the indemnifying party is one or more of the Underwriters, then the Representative shall act on behalf of the indemnifying party with respect to receipt of notice, agreement as to retention of separate counsel and consent to settlement, and the Company may rely upon the action of the Representative as binding upon each such indemnifying party for purposes of this section.

The remedies provided for in this Section 6 are not exclusive and shall not limit any rights and remedies which may otherwise be available to any indemnified party at law or in equity.

SECTION 7. CERTAIN AGREEMENTS OF THE UNDERWRITERS. Each Underwriter of the Designated Securities represents and covenants with the Company that (i) without the consent of the Company it has not made and will not make any offer relating to the Designated Securities that would constitute a free writing prospectus as defined in Rule 405, other than (a) a Permitted Free Writing Prospectus or (b) any free writing prospectus as defined in Rule 405 that would not be required to be filed with the Commission that is substantially in the form of Schedule III to the Underwriting Agreement; and (ii) it is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Designated Securities (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

SECTION 8. SURVIVABILITY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Designated Securities.

SECTION 9. TERMINATION. This Agreement shall be subject to termination in the discretion the Representative at any time subsequent to the date of the applicable Underwriting Agreement prior to the Closing Time by notice to the Company if (i) trading generally on the NYSE shall have been suspended or materially limited; (ii) trading of the Company’s common stock shall have been suspended on the NYSE; (iii) a general moratorium on commercial banking activities in the State of New York, the United States or Europe shall have been declared by the appropriate authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States or Europe adversely affecting transactions of the type contemplated in the applicable Underwriting Agreement; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the reasonable judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Designated Securities on the terms and in the manner contemplated by the Underwriting Agreement, the Time of Sale Information and the Prospectus. If any Underwriting Agreement is terminated pursuant to Section 5 or Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities except as provided in Sections 4 and 6 hereof; provided, however, if any Underwriting Agreement is terminated for any reason (other than a default by the Underwriters under Section 10 hereof), the Company shall reimburse the Underwriters for all reasonable out-of-pocket expenses approved in writing by the Representative, including the reasonable fees and disbursements of counsel for the Underwriters that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Designated Securities.

SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at the Closing Time to purchase the Designated Securities which it or they are obligated to purchase under the applicable Underwriting Agreement (the “Defaulted Securities”), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(A) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the number or aggregate principal amount, as the case may be, of Designated Securities to be purchased on such date pursuant to such Underwriting Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Underwriting Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

(B) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the number or aggregate principal amount, as the case may be, of Designated Securities to be purchased on such date pursuant to such Underwriting Agreement, such Underwriting Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect to its default.

In the event of any such default which does not result in a termination of the applicable Underwriting Agreement either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

For the avoidance of doubt, to the extent an Underwriter’s obligation to purchase Designated Securities hereunder constitutes a BRRD Liability (as defined below) and such Underwriter does not, at the Closing Time, purchase the full amount of the Designated Securities that it has agreed to purchase hereunder due to the exercise by the Relevant Resolution Authority (as defined below) of its powers under the relevant Bail-in Legislation as set forth in Section 17 with respect to such BRRD Liability, such Underwriter shall be deemed, for all purposes of this Section 10, to have defaulted on its obligation to purchase such Designated Securities that it has agreed to purchase hereunder but has not purchased, and this Section 10 shall remain in full force and effect with respect to the obligations of the other Underwriters.

SECTION 11. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to them, at the address of the Representative described in the applicable Underwriting Agreement; or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it, at One Baxter Parkway, Deerfield, Illinois, 60015; attention Corporate Secretary.

SECTION 12. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Company, the Representative and any other Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 13. RELATIONSHIP. The Company acknowledges and agrees that (i) the purchase and sale of the Designated Securities pursuant to the Underwriting Agreement is an arm’s-length commercial transaction between the Company and each Underwriter, (ii) in connection therewith, and with the process leading to such transaction, each Underwriter is acting solely as a principal and not as the agent or fiduciary of the Company or any of its subsidiaries, (iii) each Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or any of its subsidiaries with respect to the offering contemplated by the Underwriting Agreement or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) or any other obligation to the Company or any of its subsidiaries except the obligations expressly set forth in the Underwriting Agreement, and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any of its subsidiaries, in connection with such transaction or the process leading thereto.

SECTION 14. STABILIZING MANAGER. J.P. Morgan Securities plc, as stabilizing manager (the “Stabilizing Manager”), for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Designated Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Company and any loss resulting from over-allotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Nothing contained in this Section 14 shall be construed so as to require the Company to issue in excess of the aggregate principal amount of Designated Securities specified in Schedule I to this Agreement. Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Stabilizing Manager in accordance with all applicable laws, regulations and directives. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue date and 60 days after the date of the allotment of the Designated Securities. The Company confirms the appointment of the Stabilization Manager as the central point responsible for adequate public disclosure of information, and handling any request from a competent authority, in accordance with Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 with regard to regulatory technical standards for the conditions applicable to buy-back programs and stabilization measures.

SECTION 15. JUDGMENT CURRENCY. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States Dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States Dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States Dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of such Underwriter of any sum in such other currency, and only to the extent that such Underwriter or controlling person of such Underwriter may in accordance with normal banking procedures purchase United States Dollars with such other currency. If the United States Dollars so purchased are less than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person of such Underwriter against such loss. If the United States Dollars so purchased are greater than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, such Underwriter or controlling person of such Underwriter agrees to pay to the Company an amount equal to the excess of the United States Dollars so purchased over the sum originally due to such Underwriter or controlling person of such Underwriter hereunder. Any amounts payable by the Company or any Underwriter under this Section 15 shall be paid to the applicable Underwriter(s) or the Company (as applicable) as promptly as reasonably practicable.

SECTION 16. AGREEMENT AMONG UNDERWRITERS. The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out below. For purposes of the Agreement Among Managers, “Managers” means the Underwriters, “Lead Manager” means the Representative, “Settlement Lead Manager” means J.P. Morgan Securities plc, “Stabilising Manager” means the Stabilizing Manager and “Subscription Agreement” means this Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 10 of this Agreement. Each Underwriter agrees to pay the portion of the Underwriters’ total expenses relating to this offering represented by such Underwriter’s pro rata share (based on the proportion that the principal amount of Designated Securities set forth opposite each Underwriter’s name in Schedule I bears to the aggregate principal amount of Designated Securities set forth opposite the names of all Underwriters) of the Designated Securities (with respect to each Underwriter, the “Pro Rata Expenses”). Notwithstanding anything contained in the International Capital Market Association Primary Market Handbook, each Underwriter hereby agrees that the Settlement Lead Manager may allocate the Pro Rata Expenses to the account of such Underwriter for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Lead Manager) as soon as practicable but in any case no later than 90 days following the Settlement Date.

SECTION 17. CONTRACTUAL RECOGNITION OF BAIL-IN.

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any of the parties hereto, each of the parties acknowledges, accepts, and agrees that any BRRD Liability of a BRRD Party hereto arising under this Agreement may be subject to the exercise of Statutory Loss Absorption Powers by the Relevant Resolution Authority and acknowledges, accepts, consents to and agrees to be bound by:

(a)     the effect of the exercise of any Statutory Loss Absorption Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any party under this Agreement, which exercise (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)	the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the BRRD Party or another person (and the issue to or conferral on it of such shares, securities or obligations);

(iii)	the cancellation of the BRRD Liability; or

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of any Statutory Loss Absorption Powers by the Relevant Resolution Authority.

(c) For purposes of this Section 17,

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or replaced from time to time.

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.

“BRRD Party” means any party hereto that is subject to Statutory Loss Absorption Powers;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means, in relation to any BRRD Party, the resolution authority with the ability to exercise any Statutory Loss Absorption Powers as defined in this Section 17.

“Statutory Loss Absorption Powers” means any write-down, conversion, transfer, modification, suspension or similar or related power existing from time to time under, and exercised in compliance with, any applicable laws, regulations, rules or requirements pursuant to the applicable Bail-in Legislation.

SECTION 18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS CONTAINED THEREIN).

SECTION 19. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Exhibit A

FORM OF OPINION OF COMPANY’S CORPORATE COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(D)

A-1

Exhibit B

FORM OF TAX OPINION OF MAYER BROWN LLP

TO BE DELIVERED PURSUANT TO

SECTION 5(E)

B-1